CARTER, LEDYARD & MILBURN
                          2 Wall Street
                    New York, New York  10005



                        November 21, 2002



JPMorgan Chase Bank
  as Trustee of
  The First Trust GNMA Reinvestment Income
  Trust "GRIT",  Series 86 and Series 87
4 Chase MetroTech Center, 3rd Floor
Brooklyn, New York  11245

Attention:  Ms. Rosalia Koopman
            Vice President


    Re:The First Trust GNMA Reinvestment Income Trust "GRIT",
                     Series 86 and Series 87

Dear Sirs:

     We are acting as counsel for JPMorgan Chase Bank ("JPMorgan Chase") in connection with the execution and delivery of a Trust Agreement (the "Trust Agreement") dated today's date (which Trust Agreement incorporates by reference a certain Standard Terms and Conditions of Trust dated December 19, 1991 and the same are collectively referred to herein as the "Indenture") among First Trust Portfolios, L.P., as Depositor (the "Depositor"), Securities Evaluation Services, Inc., as Evaluator (the "Evaluator), First Trust Advisors L.P., as Portfolio Supervisor (the "Supervisor"), and JPMorgan Chase, as Trustee (the "Trustee"), establishing The First Trust GNMA Reinvestment Income Trust "GRIT", Series 86 and Series 87 (the "Trust"), and the confirmation by JPMorgan Chase, as Trustee under the Indenture, that it has registered on the registration books of the Trust the ownership by the Depositor of a number of units consituting the entire interest in the Trust (such aggregate units being herein called "Units"), each of which represents an undivided interest in the respective Trust which consists of taxable mortgage-backed securities guaranteed as to principal and interest by the
Government  National  Mortgage  Association  (collectively,   the
"Securities").

     We have examined the Indenture, a specimen of the certificates to be issued thereunder (the "Certificates"),the Closing Memorandum dated today's date (the "Closing Memorandum"), today's date, and such other documents as we have deemed necessary in order to render this opinion. Based on the foregoing we are of the opinion that:

      1. JPMorgan Chase is a duly organized and existing corporation having the powers of a trust company under the laws of the State of New York.

    2. The Trust Agreement and Indenture have been duly executed and delivered by JPMorgan Chase and, assuming due execution and delivery by the other parties thereto, constitute the valid and legally binding obligations of JPMorgan Chase.

     3. The Certificates are in proper form for execution and delivery by JPMorgan Chase, as Trustee.

     4. JPMorgan Chase, as Trustee, has registered on the registration books of the Trust the ownership of the Units by the Depositor. Upon receipt of confirmation of the effectiveness of the registration statement for the sale of the Units filed with the Securities and Exchange Commission under the Securities Act of 1933, the Trustee may cause the Units to be transferred on the registration books of the Trust to, and registered in, such other names, and in such denominations, as the Depositor may order, and may deliver, unless the Indenture provides that the Units will be uncertificated, Certificates evidencing such ownership.

     5. JPMorgan Chase, as Trustee, may lawfully under the New York Banking Law advance to the Trust Fund amounts as may be necessary to provide the distribution to be made to the Depositor on the First Settlement Date (as defined in the Indenture) and be reimbursed, without interest, for such advance from funds in the interest account, as provided in the Indenture.

     In rendering the foregoing opinion we have not considered, among other things, whether the Securities have been duly authorized and delivered.

     We consent to the filing of this opinion as an exhibit to the Registration Statement (No. 333-101248) filed with the
Securities and Exchange Commission with respect to the registration of the sale of the Units and to the references to our name in such Registration Statement and the preliminary prospectus included therein.

                              Very truly yours,



                              CARTER, LEDYARD & MILBURN